Exhibit 99.1

Marinus Pharmaceuticals PROVIDES business UPDATE

and reports first quarter 2016 financial results

RADNOR, PA, May 2, 2016 (Globe Newswire) -- Marinus Pharmaceuticals, Inc. (Nasdaq:MRNS), a biopharmaceutical company dedicated to the development of innovative therapeutics to treat epilepsy and neuropsychiatric disorders,  today provided a business update and reported its financial results for the quarter ended March 31, 2016.

“This is a very important year for Marinus,” commented Christopher M. Cashman, Chief Executive Officer of Marinus Pharmaceuticals. “All three of our ongoing ganaxolone clinical studies are fully enrolled with data on track for release over the next few months.  The outcomes from these studies will determine our future development and commercial plans for our ganaxolone franchise.”

Upcoming Milestones for 2016 & Recent Highlights

•

The Company is on-track to report top-line data in the upcoming weeks from the Phase 2 proof-of-concept, investigator-sponsored clinical study in patients with Fragile X syndrome.  The study incorporates several clinician- and parental-validated scales to evaluate the effect of ganaxolone on anxiety, attention, social behavior, aggression, hyperactivity, and language.

•	The Company is on-track to report top-line data in the middle of 2016 from the Phase 3 clinical trial evaluating ganaxolone in adults with focal onset seizures.

•	The Company is on-track to report top-line data in the middle of 2016 from the Phase 2, proof-of-concept clinical trial evaluating ganaxolone in pediatrics with PCDH19.

•

In April, the U.S. Food and Drug Administration (FDA) granted Orphan Drug Designation to ganaxolone intravenous (IV) for the treatment of status epilepticus (SE).  A Phase 1 clinical trial evaluating the safety, tolerability and pharmacokinetics of ganaxolone IV is on-track to initiate this quarter.

•

In April, preclinical data of ganaxolone IV showing robust activity in a well-accepted and clinically-translatable animal model of SE were presented by Dr. Michael Saporito at the 68th American Academy of Neurology (AAN) Annual Meeting.  The data from two separate studies showed that ganaxolone IV attenuates electroencephalographic seizures and prevents behavioral seizures and promotes survival in a benzodiazepine-resistant model of SE.

Financial Update

At March 31, 2016, the Company had cash, cash equivalents and investments of $51.4 million, compared to $57.7 million at December 31, 2015.  The Company believes that its cash, cash equivalents and investments, as of March 31, 2016, are adequate to fund operations into the second half of 2017.

Research and development expenses remained flat at $5.5 million for the three months ended March 31, 2016 and for the same period in the prior year.

General and administrative expenses increased to $1.6 million for the three months ended March 31, 2016, as compared to $1.4 million for the same period in the prior year. The increase in general and administrative expenses was primarily due to increases in non-cash stock-based compensation expense.

The Company reported net losses of $7.2 million and $7.0 million for the three months ended March 31, 2016 and 2015, respectively.  Cash used in operating activities was $6.1 million for the three months ended March 31, 2016 compared to $4.0 million for the same period a year ago.

Readers are referred to, and encouraged to read in its entirety, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 to be filed with the Securities and Exchange Commission, which includes further detail on the Company’s business plans and operations, financial condition and results of operations.

About Marinus Pharmaceuticals

Marinus Pharmaceuticals, Inc. is a biopharmaceutical company dedicated to the development of ganaxolone, which offers a new mechanism of action and convenient dosing, to improve the lives of patients suffering from epilepsy and neuropsychiatric disorders.  Ganaxolone is a CNS-selective GABAA modulator that acts on a well-characterized target in the brain known to have both anti-seizure and anti-anxiety effects. Ganaxolone is being developed in three different dose forms (IV, capsule and liquid) intended to maximize therapeutic reach to adult and pediatric patient populations in both acute and chronic care settings.  Ganaxolone IV is planned to enter clinical trials in 2016 and is being developed to treat status epilepticus. Ganaxolone IV is complemented by its oral dose forms, providing the potential for IV-to-oral continuation therapy for patients transitioning from acute care to outpatient settings.  Ganaxolone capsule is being evaluated in a Phase 3 multi-national clinical trial as adjunctive treatment of focal onset seizures in adults.  Ganaxolone capsule and liquid are being studied in orphan pediatric indications with comorbidities in seizures and behavior disorders – PCDH19 epilepsy and Fragile X Syndrome. For more information visit www.marinuspharma.com.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Marinus, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as “may”, “will”, “expect”, “anticipate”, “estimate”,

“intend”, “believe”, and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements.  Examples of forward looking statements contained in this press release include, among others, statements regarding our interpretation of preclinical studies, development plans for our product candidate, including the development of dose forms, the clinical trial testing schedule and milestones, the ability to complete enrollment in our clinical trials, interpretation of scientific basis for ganaxolone use, timing for availability and release of data, the safety, potential efficacy and therapeutic potential of our product candidate and our expectation regarding the sufficiency of our working capital. Forward-looking statements in this release involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements.  Such risks and uncertainties include, among others, the uncertainties inherent in the conduct of future clinical trials, the timing of the clinical trials, enrollment in clinical trials, availability of data from ongoing clinical trials, expectations for regulatory approvals, and other matters, including the development of formulations of ganaxolone, that could affect the availability or commercial potential of our drug candidates.  Marinus undertakes no obligation to update or revise any forward-looking statements.  For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see filings Marinus has made with the Securities and Exchange Commission.

CONTACT:    Company:

Lisa M. Caperelli

Senior Director, Investor Relations & Corporate Communications

Marinus Pharmaceuticals, Inc.

484-801-4674

lcaperelli@marinuspharma.com

Media Contact:

Tiberend Strategic Advisors, Inc.

Amy S. Wheeler

646-362-5750

awheeler@tiberend.com

Marinus Pharmaceuticals, Inc.

Selected Financial Data (in thousands, except share and per share amounts)

(unaudited)

	March 31, 2016	December 31, 2015

ASSETS
Cash and cash equivalents	$46,729	$51,722
Investments	4,719	5,962
Other assets	1,338	1,964
Total assets	$52,786	$59,648
LIABILITIES AND STOCKHOLDERS’ EQUITY
Total current liabilities	$7,754	$7,435
Notes payable, long-term portion	4,363	5,236
Other long term liabilities	102	56
Total liabilities	12,219	12,727
Total stockholders’ equity	40,567	46,921
Total liabilities and stockholders’ equity	$52,786	$59,648

	Three Months Ended March 31,
	2016	2015

Expenses:
Research and development	$5,494	$5,468
General and administrative	1,604	1,447
Loss from operations	(7,098)	(6,915)
Interest income	22	14
Interest expense	(124)	(116)
Other income (expense)	(16)	10
Net loss	$(7,216)	$(7,007)
Per share information:
Net loss per share of common stock—basic and diluted	$(0.37)	$(0.50)
Basic and diluted weighted average shares outstanding	19,464,669	14,068,238